         Filed with the Securities and Exchange Commission on November 19, 1999

                                                    Registration No. 333-_______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SpatiaLight, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                New York                              16-1363082
   ---------------------------------     ------------------------------------
     (State or other jurisdiction        (I.R.S. employer identification no.)
   of incorporation or organization)


                        9 Commercial Boulevard, Suite 200
                            Novato, California 94949
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                SPATIALIGHT, INC.
                           1999 STOCK OPTION PLAN AND
                  1993 NONSTATUTORY EMPLOYEE STOCK OPTION PLAN
                  --------------------------------------------
                            (Full title of the plan)

                                Michael H. Burney
                Chief Executive Officer, Treasurer and Secretary
                                SpatiaLight, Inc.
                        9 Commercial Boulevard, Suite 200
                            Novato, California 94949
                ------------------------------------------------


Telephone number, including area code, of agent for service: (415) 883-1693.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                                  Proposed maximum         Proposed maximum
 Title of Securities to       Amount to be         offering price              aggregate              Amount of
    be registered(1)          registered(2)          per share(3)          offering price(3)      registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
1999 Stock Option Plan

Common Stock,                    25,000               $3.81                  $   95,250.00
Par Value $0.01               1,975,000               $2.61                  $5,154,750.00

1993 Nonstatutory Employee Stock Option Plan

Common Stock,                   990,000               $0.7146                $  707,500.00
Par Value $0.01                  10,000               $2.61                  $   26,100.00

          TOTALS              3,000,000                                      $5,983,600.00          $1,663.44


-----------------

(1) The securities to be registered include options to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1999 Stock Option Plan and the 1993 Nonstatutory Employee Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1999 Stock Option Plan and the 1993 Nonstatutory Employee Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on November 18, 1999 as reported on the OTC Bulletin Board.


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        SpatiaLight, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

        (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission on March 31, 1999.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 5, 1992, and effective on February 7, 1992, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Inapplicable.

Item 6. Indemnification of Directors and Officers

The Company's Certificate of Incorporation provides that the directors shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided, however, that the directors' liability is not eliminated if a judgment or other final adjudication adverse to a director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, (ii) that the director personally gained a financial profit or other advantage to which the director was not legally entitled, or (iii) that the directors' acts violated the provisions of Section 719 of the New


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York Business Corporation Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        In addition, the Company's Certificate of Incorporation provides that the Company is authorized to provide indemnification of agents (as defined under New York law) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by New York law, subject to the limits on such excess indemnification set forth in New York law.

        The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by the Business Corporation Law of New York, as amended from time to time ("New York Law"). Such indemnification is intended to provide the full flexibility available under New York Law and may, under certain circumstances, include indemnification for negligence, gross negligence and certain types of recklessness. Under New York Law and the Company's Bylaws, the Company will be permitted to indemnify its directors, executive officers, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those expressly available under New York Law.

Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and


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

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on November 12, 1999.

                                            SPATIALIGHT, INC.



                                            By: /s/ MICHAEL H. BURNEY
                                               --------------------------------
                                               Michael H. Burney
                                               Chief Executive Officer,
                                               Treasurer, Secretary and Director


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                        SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of SpatiaLight, Inc. whose signatures appear below, hereby constitute and appoint Michael H. Burney and Fred R. Hammett, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney-in-fact and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                            Title                                Date
        ---------                            -----                                ----
/s/ MICHAEL H. BURNEY           Chief Executive Officer, Treasurer,        November 12, 1999
-------------------------       Secretary and Director
Michael H. Burney               (Principal Executive, Financial and
                                Accounting Officer)

/s/ FRED R. HAMMETT             President                                  November 12, 1999
-------------------------
Fred R. Hammett

/s/ STEVEN F. TRIPP
-------------------------       Director                                   November 10, 1999
Steven F. Tripp

/s/ LAWRENCE J. MATTESON
-------------------------       Director                                   November 9, 1999
Lawrence J. Matteson

/s/ ROBERT A. OLINS
-------------------------       Director                                   November 9, 1999
Robert A. Olins


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                                  EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 18, 1999.

4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 18, 1999.

4.3 Certificate of Amendment of the Restated Certificate of Incorporation, as amended, of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 18, 1999.

4.4 Bylaws of the Company are incorporated by reference to an Exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 13, 1992, as amended.

5    Opinion of legality

23.1 Consent of Counsel (included in Exhibit 5)

23.2 Consent of Deloitte & Touche LLP

24 Power of Attorney (included in signature pages to this registration statement)


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